SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 7, 2013

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⊠ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may, “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements.  Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime may make with the Securities and Exchange Commission.  Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change.  Except as required by law, BioTime disclaims any intent or obligation to update these forward-looking statements.

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement.

On March 7, 2013, we entered into an amendment of our $5 million Stock and Warrant Purchase Agreement with Romulus Films, Ltd., that was signed on January 4, 2013.  Through the amendment, BioTime and Romulus have agreed to accelerate the closing date for the $3 million second tranche of the $5 million financing.  The first $2 million tranche under the agreement was funded in January.  The second tranche was originally set to close concurrently with the consummation of the acquisition of certain stem cell assets from Geron Corporation by BioTime’s subsidiary BioTime Acquisition Corporation (“BAC”) pursuant to an Asset Contribution Agreement among BioTime, BAC, and Geron Corporation.  Under the amendment, the remaining $3 million investment in BioTime will be funded on April 10, 2013.

Upon closing of the second tranche, we will issue to Romulus 810,000 common shares, and warrants to purchase an additional 389,998 common shares at an exercise price of $5.00 per share.  The warrants will expire on January 13, 2016.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release Dated March 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	March 7, 2013	By:	/s/ Michael D. West
Chief Executive Officer

Exhibit Number	Description
99.1	Press Release Dated March 7, 2013

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